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                                                                   EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Regional Financial Corporation on Form S-4 of our report dated January 28, 1994, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP


DELOITTE & TOUCHE LLP
New Orleans, Louisiana
January 6, 1995